SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2017

EVANS & SUTHERLAND COMPUTER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Utah	001-14677	87-0278175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Komas Drive, Salt Lake City, Utah	84108
(Address of Principal Executive Offices)	(Zip Code)

(801) 588-1000

(Registrant’s telephone number, including area code)

____________________

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.07                      Submission of Matters to a Vote of Security Holders.

Evans & Sutherland Computer Corporation (the “Company”) held its 2017 Annual Meeting of Shareholders on May 12, 2017. The matters voted upon at the meeting included the election of two directors, the ratification of the Company’s independent registered public accounting firm for 2017, and an advisory vote on executive compensation. The votes cast with respect to these matters were as follows:

Proposal 1: Election of Directors:

Nominee	Number of Shares	Number of Shares
	Voted For	Withheld	Broker Non-Votes
William Schneider	7,309,617	5,892	2,276,235
E. Michael Campbell	7,309,666	5,843	2,276,235

Proposal 2: Ratification of Tanner LC as the independent registered public accounting firm for 2017:

Number of Shares	Number of Shares	Number of Shares
Voted For	Voted Against	Abstained	Broker Non-Votes
9,587,465	1,362	2,917	0

Proposal 3: Approve, on a non-binding discretionary basis, the compensation paid to the Company’s named executive officers:

Number of Shares	Number of Shares	Number of Shares
Voted For	Voted Against	Abstained	Broker Non-Votes
7,259,509	51,815	4,185	2,276,235

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2017	EVANS & SUTHERLAND COMPUTER CORPORATION

By:  /s/ Paul L. Dailey

Name:  Paul L. Dailey

Its:       Chief Financial Officer

and Corporate Secretary